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                                                                     Appendix A

                            FIFTH AMENDMENT TO THE
                              METZLER GROUP, INC.
                         EMPLOYEE STOCK PURCHASE PLAN

   The Metzler Group, Inc. Employee Stock Purchase Plan (the "Plan") is hereby amended effective November 30, 2000, subject to shareholder approval, as follows:

     1. Subsection G of Section 2 will be amended in its entirety to change the definition of "Company" to read as follows:

       "Company" means Navigant Consulting, Inc., a Delaware corporation, and any successor thereto.

     2. Subsection O of Section 2 will be amended in its entirety to change the name of "Plan" to read as follows:

       "Plan" means the "Navigant Consulting, Inc. Employee Stock Purchase
    Plan."

     3. The second sentence of Subsection A of Section 5, "Stock," will be deleted in its entirety and substituted with the following:

       The aggregate number of shares of Common Stock that will be made available for purchase under the Plan will not exceed 750,000 shares of Common Stock, plus an annual increase to be added each January 1 in an amount equal to the lesser of (i) 500,000 shares of Common Stock or (ii) 1.2% of the issued and outstanding shares of Common Stock; provided, however, that the aggregate number of shares of Common Stock available will be subject to adjustment upon changes in capitalization of the Company as provided in Subsection B below.

     4. The first sentence of Subsection A of Section 7, "Purchase of Shares," will be deleted in its entirety and substituted with the following:

       On the date when a Participant's authorization form for a deduction becomes effective, and on each Offering Date thereafter, he shall be deemed to have been granted an option to purchase as many full shares of Common Stock as he will be able to purchase with the Compensation deductions credited to his Account during the payroll periods within the applicable Offering Period for which the Compensation deductions are made, subject to the limit set forth in Subsection J of Section 15.

     5. The first sentence of Section 8, "Time of Purchase," will be deleted in its entirety and substituted with the following:

       From time to time, the Committee shall grant to each Participant an option to purchase shares of Common Stock in an amount equal to the number of shares of Common Stock that the accumulated payroll deductions to be credited to his Account during the Offering Period may purchase at the applicable purchase price, subject to the limit set forth in Subsection J of Section 15.

     6. Section 15, "Limitations," will be amended by adding at the end thereof the following new Subsection J:

       Notwithstanding anything contained herein to the contrary, the maximum number of shares of Common Stock that may be purchased by any Employee during any Purchase Period shall not exceed 7,000, subject to adjustment in the manner described in Subsection B of Section 5. In the event that the maximum number of shares of Common Stock is purchased by an Employee during any Offering Period and cash remains credited to the Employee's account, such cash shall be delivered as soon as practicable to such Employee.

   IN WITNESS WHEREOF, the Company has caused this instrument to be executed as of November 30, 2000.

                                        Navigant Consulting, Inc.

                                        By: ___________________________________

                                        Its: __________________________________

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